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                                                                   EXHIBIT 10.18



                                ESCROW AGREEMENT
                            (126 AND 127 REMEDIATION)


         THIS ESCROW AGREEMENT is made effective as of March 31, 1998, by and among PNC Bank, National Association, a ________________ corporation ("Escrow Agent"), James L. Deckebach d/b/a Wine Racks Unlimited ("Buyer"), and Multi-Color Corporation, an Ohio corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Buyer and Seller have entered into an Agreement as amended ("Agreement") for the purchase and sale of certain property commonly known as 4575 Eastern Avenue, Cincinnati, Hamilton County, Ohio ("Property").

         WHEREAS, pursuant to the terms of agreements reached between Buyer and Seller, Seller is obligated to expend up to One Hundred Thousand Dollars ($100,000.00) to complete the items set forth on the attached Exhibit A ("Obligations"); and

         WHEREAS, Seller has not yet completed its Obligations under the Agreement but Buyer and Seller have agreed to close on the Property with the execution of this Escrow Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth herein:

         1. Deposit of Funds. Buyer shall deposit with Escrow Agent the sum of $100,000 (collectively the "Funds") and Escrow Agent agrees to receive and hold the Funds and to deal with the Funds as hereinafter set forth). Such Funds shall be held by Escrow Agent in an interest bearing account with Escrow Agent, which interest will accrue to the benefit of Seller.

         2. Completion of Obligations. Seller shall determine the environmental remediation approach necessary to complete the Obligations subject to the reasonable satisfaction of Buyer as set forth in Exhibit A and will make a good faith effort to complete the same within the time periods set forth in Exhibit
A. In the event Seller has not completed the Obligations in accordance with the statements set forth in Exhibit A within the time periods set forth in Exhibit A, the Funds allocated to the particular Obligations as set forth in Exhibit A shall be delivered to Buyer. In the event that an Obligation is completed to the reasonable satisfaction of Buyer for less than the amount set forth on Exhibit A, Escrow Agent is directed to send the excess amounts to Escrow Agent for the account of Seller.

         3. Time Limit. In the event that the Escrow Agent has not been given written instructions signed by Buyer and Seller to disburse the Funds on or before 3:00 p.m., April 1, 2000 then on April 2, 2000, the Escrow Agent shall disburse the Funds to Buyer.

         4. The escrow of Funds in this Escrow Agreement shall in no way affect or limit Seller's obligations under the Agreement.


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         5. Methods of Funds Transfer. Escrow Agent may transfer the Funds by corporate check, by wire transfer, by certified check, or by such other means as may be agreed upon in writing.

         6. Release. The parties agree that Escrow Agent shall have no liability under this Agreement except to account for the Funds as specified herein. Upon delivery by Escrow Agent of the Funds as provided herein, the endorsement, acceptance, or negotiation of such funds shall constitute a full and complete release by such party of the Escrow Agent from any and all liability of any kind or nature whatsoever in connection with this Agreement or the escrow.

         7. Indemnity. Buyer and Seller ("Indemnitors") jointly and severally hereby agree to release, hold harmless and indemnify the Escrow Agent from and against any liability, cost or expense, including attorney fees and court costs, incurred by it in connection with any arbitration or court action, or any act taken within the scope of this Agreement or any failure to act, unless due to the negligence or misconduct of the Escrow Agent, or its failure to comply with the terms of this Agreement.

            In furtherance, and not in limitation of the foregoing, Indemnitors agree as follows, which agreement shall survive the disbursement of all Funds in the escrow account: (i) Indemnitors shall not hold Escrow Agent responsible in any manner for, and Indemnitors shall reimburse and indemnify the Escrow Agent for and hold Escrow Agent harmless against, any loss, liability or expense arising out of, or in connection with Escrow Agent's acceptance of or Escrow Agent's performance of its duties hereunder as well as the reasonable costs and expenses of defending against any claim or liability arising out of, or relating to, this Agreement; and (ii) Indemnitors shall not hold Escrow Agent liable for any error in judgment or for any act done or omitted by Escrow Agent in good faith or for any mistake in fact or law or for anything which Escrow Agent does or refrains from doing in connection with this Escrow Agreement.

         8. Termination of Liability. Upon disbursement of all Funds Escrow Agent shall be relieved of all further liability and responsibility in connection with the Escrow Agreement or this escrow.

         9. Interpleader. In the event any demand is made upon Escrow Agent concerning this Agreement or this Escrow, or at any time for any cause or for no cause, Escrow Agent, at its election and in its sole discretion, may cause the Funds to be delivered to a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead Seller and Buyer by an action brought in any such court. Deposit by Escrow Agent into such court of the Funds shall relieve Escrow Agent of all further liability and responsibility in connection with this Agreement and the escrow.

         10. Counterparts and Faxes. This Agreement may be executed in counterparts and shall be binding on the parties notwithstanding that all parties have not signed the same counterpart. Also, a faxed copy of an executed counterpart (with originals to be sent to the Escrow Agent by ordinary mail) shall be binding on all parties.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                BUYER:



                                By:  /s/ JAMES L. DECKEBACH
                                   --------------------------------------------
                                      James L. Deckebach dba Wine Racks
                                      Limited

                                Title:  Sole Proprietor
                                      ------------------------------------------

                                SELLER:

                                MULTI-COLOR CORPORATION



                                By:  /s/ WILLIAM R. COCHRAN
                                   --------------------------------------------

                                Title:  Vice President/Chief Financial Officer
                                      ------------------------------------------

                                ESCROW AGENT

                                PNC BANK, NATIONAL ASSOCIATION



                                By:  /s/ ASHLEY B. MARTIN
                                   --------------------------------------------

                                Title:  Corporate Banking Officer
                                      ------------------------------------------




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                                    EXHIBIT A

                                   ($100,000)


         The 126 and 127 Remediation, as defined in this Escrow Agreement shall consist of: (i) the investigation and definition of the lateral extent of groundwater contamination on or originating from Parcels 126 and 127 and; (ii) the remediation of soils and groundwater so as to achieve applicable generic cleanup criteria in accordance with procedures and standards of, without the requirement for formerly entering into, Ohio's Voluntary Action Program, O.R.C. Chapter 3746 and O.A.C. Chapter 3745-300 or in accordance with cleanup criteria as determined by a site-specific health-based risk assessment performed in accordance with U.S. EPA's Risk Assessment Guidelines so as to allow commercial and industrial use and development of Parcels 126 and 127. Remediation of Parcels 126 and 127 by the Seller may be satisfied by the completion of a risk assessment that complies with U.S. EPA's risk assessment guidelines which demonstrate that these parcels are suitable for commercial or industrial use without posing undue risk to public health or the environment. The term "Remediation" shall include, but not be limited to, any appropriate investigation, characterization, cleanup, removal and/or remediation of environmental contamination on or emanating from Parcels 126 and 127, and shall include monitoring, evaluations, assessments, inspections, well installation operation, maintenance or abandonment, engineering or environmental studies, surveys, risk assessments, remediation, replacement of fill or dirt and the excavation, removal, transportation and off-site disposal of contaminated media, including without limitation, soil and other geological material and other wastes generated during Remediation. Purchaser agrees that Seller shall be entitled to reimbursement from the Escrow for all Remediation-related costs and expenses that Seller incurs in performing Remediation on Parcels 126 and 127. All information and data pertaining to 126 and 127 Remediation shall be promptly provided to Buyer. The Seller agrees to comply with all applicable laws, regulations, codes and ordinances in performing this Remediation.